Exhibit 99.(r)(2)

1iCapital CODE OF ETHICS ICAPITAL ADVISORS, LLC ICAPITAL REGISTERED FUND ADVISER, LLC ALAIA CAPITAL LLC ICAPITAL FUND ADVISORS LLC IDIRECT PRIVATE CREDIT ADVISORS LLC COMPLIANCE MANUAL AND WRITTEN SUPERVISORY PROCEDURES ICAPITAL MARKETS, LLC March 2025 This manual is the exclusive property of iCapital Advisors, LLC, iCapital Registered Fund Advisor, LLC, Alaia Capital LLC, Outcome Driven Strategies LLC, iDirect Private Credit Advisors LLC, and iCapital Fund Advisors LLC, each of which is an affiliate of iCapital, Inc. The contents of this manual are confidential and may not be disclosed to any third-party without the express written consent of one of these entities.

2 TABLE OF CONTENTS 1. INTRODUCTION AND SCOPE...................................................................................................... 5 2. OVERSIGHT OF THE CODE OF ETHICS ..................................................................................... 6 2.1. Acknowledgement of the Code.......................................................................................................... 6 2.2. Reporting Violations.......................................................................................................................... 6 2.3. Sanctions for Failure to Comply with the Code of Ethics.................................................................. 7 2.4. CCO’s Preclearance Requests............................................................................................................ 7 3. WHISTLEBLOWERS AND NON-RETALIATION ....................................................................... 7 4. CONFIDENTIALITY/PRIVACY .................................................................................................... 7 4.1. General Statement of Policy – Confidentiality .................................................................................. 7 4.2. Sharing of Information Within the Firm ............................................................................................ 8 4.3. Sharing of Information Outside the Firm........................................................................................... 8 4.4. Reasonable Safeguards ...................................................................................................................... 8 4.5. Reporting of Possible Confidentiality Breach.................................................................................... 9 5. GIFTS AND ENTERTAINMENT .................................................................................................... 9 5.1. Introduction ....................................................................................................................................... 9 5.2. Gifts and Entertainment Policy ........................................................................................................ 10 5.2.1 Scope .............................................................................................................................................. 10 5.2.2 Gifts and Entertainment Limits....................................................................................................... 11 5.2.3 Gifts and Entertainment Requiring Pre-Approval.......................................................................... 12 5.2.4 Reporting of Gifts and Entertainment ............................................................................................. 12 5.2.5 Non-Cash Compensation ................................................................................................................ 13 5.2.6 Conferences and Events.................................................................................................................. 14 5.2.7 Labor Unions.................................................................................................................................. 14 5.2.8 Charitable Gifts............................................................................................................................... 14 5.3 Anti-Bribery Principles and Supervision........................................................................................... 16 5.3.1 Firm’s Anti-Bribery Policy ............................................................................................................. 17 5.3.2 Foreign Corrupt Practices Act ........................................................................................................ 17 5.3.3 FCPA Red Flags............................................................................................................................. 17 5.3.4 Preclearance Requirement .............................................................................................................. 18 6. OUTSIDE BUSINESS ACTIVITIES ............................................................................................. 18 6.1. Outside Business Activity Definition.............................................................................................. 18 6.2. Evaluating an Outside Business Activity Request .......................................................................... 19 6.3. Standard Conditions for Approved Outside Business Activities .................................................... 19

3 6.3.1 Confidential, Proprietary and Sensitive Information...................................................................... 19 6.3.2 Working in a Personal Capacity ..................................................................................................... 20 6.3.3 Use of the Firm’s Name.................................................................................................................. 20 6.3.4 Use of Firm Resources ................................................................................................................... 20 6.4. Changes in Role, Responsibilities or Compensation....................................................................... 20 7. POLITICAL CONTRIBUTIONS AND PAY TO PLAY................................................................ 20 7.1. Political Activities Requiring Pre-Approval ................................................................................... 20 7.2. Introduction to Pay to Play .............................................................................................................. 21 7.3. Firm’s Pay to Play Policy ................................................................................................................ 22 7.4. Ban on State and Local Political Contributions ............................................................................... 22 8. SUPERVISED PERSON INVESTMENT POLICY....................................................................... 23 8.1. General Policy.................................................................................................................................. 23 8.2. Selected Definitions for Supervised Person Investment Policy....................................................... 23 8.3. Covered Accounts............................................................................................................................ 24 8.3.1. Reporting of Covered Accounts............................................................................................ 25 8.3.2. Exemption for Non-Discretionary Managed Accounts......................................................... 25 8.3.3. Exemption for Non-Reportable Security Accounts............................................................... 25 8.3.4. Exemption from Reporting on Automatic Investment Plans................................................. 25 8.3.5. Other Specific Account Exemptions ..................................................................................... 25 8.3.6. General Oversight of Exempted Accounts............................................................................ 26 8.4. Reporting of Supervised Person Holdings and Transactions........................................................... 26 8.4.1. Initial Holdings Report.......................................................................................................... 26 8.4.2. Annual Holdings Report` ...................................................................................................... 26 8.4.3. Quarterly Transaction Report................................................................................................ 26 8.4.4. Brokerage Statements in lieu of Report................................................................................. 27 8.4.5. Special Exemptionsfrom Reporting ..................................................................................... 27 8.5. Preclearance of Certain Investments................................................................................................ 27 8.5.1. Preclearance Procedures............................................................................................................... 27 8.6. Trading Restrictions ........................................................................................................................ 28 8.6.1 The Restricted List.......................................................................................................................... 28 8.6.2 Sharing in Customer Accounts ....................................................................................................... 28 8.6.3 Other Trading Restrictions.............................................................................................................. 29 8.7. Review and Retention of Reports .................................................................................................... 29 8.8 Escalation of Violations and Sanctions............................................................................................. 29 8.9 Written Reports Pursuant to FINRA 3110(d).................................................................................... 30 8.10 Confidentiality................................................................................................................................. 30

4 9. INSIDER TRADING....................................................................................................................... 30 9.1. Introduction ..................................................................................................................................... 30 9.2. Penalties for Insider Trading............................................................................................................ 31 9.3. Definitions....................................................................................................................................... 31 9.3.1. Material Information ............................................................................................................. 31 9.3.2. Nonpublic Information .......................................................................................................... 31 9.3.3. Insider and Temporary Insider .............................................................................................. 31 9.3.4. Tipper / Tippee Liability ....................................................................................................... 32 9.4. Breach of Duty................................................................................................................................. 32 9.5. Firm’s Insider Trading Policy .......................................................................................................... 32 9.6. Insider Trading Policy Restrictions.................................................................................................. 32 9.7. Procedures Designed to Detect and Prevent Insider Trading........................................................... 32 9.8. Compliance Responsibilities............................................................................................................ 33 10. ANNUAL REVIEW BY BOARD OF REGISTERED FUND CLIENTS ...................................... 33 11. RECORDKEEPING REQUIREMENTS......................................................................................... 34

5 1. INTRODUCTION AND SCOPE The Code of Ethics Rules1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), require investmentadvisers registered with the Securities and Exchange Commission (“SEC”) (each a registered investment advisor, or “RIA”) to adopt a written codeof ethics. In addition, FINRA Rule 3110 requires each broker dealer (“BD”) member to establish and maintain a system to supervise the activities of each associated person that is reasonably designed to achieve compliance with applicable securities laws and regulations, and with applicable Financial Industry Regulatory Authority, Inc. (“FINRA”) rules. Certain iCapital entities have established this Code of Ethics (the “Code”), which sets forth the standards of conduct expected of their supervised persons2 (for the purposes of this policy, “Supervised Persons”), which includes all of the following: Access Persons3 of iCapital Advisors, LLC, iCapital Registered Fund Adviser LLC, iCapital Fund Advisors LLC, iDirect Private Credit Advisors LLC, and/or Alaia Capital LLC (each an “iCapital RIA” or “Firm RIA” and collectively, “iCapital RIAs” or “Firm RIAs”); and/or Associated Persons4 of iCapital Markets, LLC (each an “iCapital BD” or “Firm BD” and collectively, “iCapital BDs” or “Firm BDs”). Outcome Driven Strategies, LLC (“ODS”), a joint venture offered in partnership with Cornerstone Advisory, LLC, maintains a separate Code of Ethics, which sets forth corresponding standards of conduct for individuals who are ODS access persons and therefore is not encompassed under this Code. However, iCapital Access Persons who are also associated with ODS are subject to this Code as well, and must comply with the standards set forth in both this Code and ODS’s separate Code of Ethics. The Code reflects the Firm RIAs’ and each Access Person’s fiduciary duty to Firm RIA Clients. The Code also addresses certain possible conflicts of interest and includes the Firm’s Supervised Person investment policy. The Code should be read in conjunction with the Firm’s Supervisory Procedures and Compliance Manual (the “Manual”). The following standards of business conduct will govern the interpretation and administration of this Code: 1 Rule 204A-1 of the Advisers Act and Rule 17j-1 of the 1940 Act. 2 Under Advisers Act Section 202(a)(25), a “supervised person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser. 3 “Access Persons” includes any partner,officer, director (or other person occupying a similar status or performing similar functions) or supervised person of an iCapital RIA, or any other person who provides investment advice on behalf of a Firm RIA and is subject to a Firm RIA’s supervision and control, or who has access to non-public information about the purchase orsale ofsecurities by a Firm RIA client, or who otherwise is an Access Person as defined in Rule 17j-1 under the 1940 Act (each an “Access Person” and collectively, “Access Persons”). For the avoidance of doubt, as a general matter, only U.S.-based employees of iCapital will be Access Persons, including all U.S.-based iCapital Supervised Persons. Any non-U.S. based employee of iCapital will be notified if they are considered Access Persons and therefore subject to the provisions of this Code. 4 “Associated Persons” of a broker dealer means any partner, officer, director, or branch manager of such broker or dealer (or any person occupying a similar status or performing similar functions), any person directly or indirectly controlling, controlled by, or under common control with such broker or dealer, or any supervised person of such broker or dealer, except that any person associated with a broker or dealer whose functions are solely clerical or ministerial shall not be included in the meaning as defined in Section 3(a)(18) of the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”). As a general matter, all associated people of iCapital BD are based in the U.S. Any person conducting activities that would qualify them as an “associated person” of the iCapital BD will be notified separately of such designation and would be subject to the provisions of this Code.

6 (a) The interests of the Firm’s Clients must be placed first at all times; (b) Supervised Persons should not take inappropriate advantage of their positions; (c) Supervised Persons must comply with all applicable securities laws; and (d) Supervised Persons are prohibited from: (i) employing any device, scheme, or artifice to defraud a client or prospective client; (ii) engaging in any transaction, practice, or course of business that operates as a fraud or deceit upon a client or prospective client; (iii) making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make a statement made not misleading; or (iv) engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative. The Code is designed to cover a variety of circumstances and conduct. However, no policy or procedure can anticipate every possible situation. Consequently, Supervised Persons of the Firm are expected not only to abide by the letter of the Code, but also its spirit, by upholding the fundamental ideals of the Firm which include integrity, honesty and trust. The Firm may modify any or all of the policies and procedures set forth in the Code. Should revisions be made, Supervised Persons will receive written notification from the Chief Compliance Officer(the “CCO”) or his/her designee. The Code should be kept by each Supervised Person for future reference and its guidelines should be made an active part of the Supervised Person’s normal course of business. In the event that a Supervised Person has any questions regarding his or her responsibilities under the Code, he or she must contact the Compliance Department. 2. OVERSIGHT OF THE CODE OF ETHICS 2.1. Acknowledgement of the Code Each Supervised Person must execute an “Supervised Person Acknowledgement of Receipt and Compliance Attestation” in iCapital’s compliance program upon hire and annually thereafter and upon any material change to the Code (such as changes in disclosure items, approval methods or approval timing), certifying that he or she has read and understands the Code’s contents. 2.2. Reporting Violations

7 All Supervised Persons must promptly report any violations of the Code and federal securities laws to the CCO and/or Compliance Department. 2.3. Sanctions for Failure to Comply with the Code of Ethics If it is determined that a Supervised Person has committed a violation of the Code, the Firm may impose penalties, sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC, FINRA, state insurance regulatory authorities, or other regulators of the violations, which could result in criminal or civil penalties. 2.4. CCO’s Preclearance Requests In all circumstances requiring preclearance under the Code, the General Counsel will provide preclearance to the CCO. 3. WHISTLEBLOWERS AND NON-RETALIATION The iCapital Whistleblower policy is applicable to all Supervised Persons and iCapital Employees. Notwithstanding anything to the contrary in this Code or any agreement with the iCapital to which an Employee is a party, nothing in such documents prohibits an Employee from reporting possible violations of law or regulation directly with, or responding to any inquire from, any governmental agency or entity under any whistleblower protection provision of U.S. federal or state law or regulation (including Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act 2002) or requires an employee to notify iCapital of any such report. This policy offers protection from retaliation against Employees who make any complaint with respect to perceived violations, provided the complaint is made in good faith. “Good faith” means that the Employee has a reasonably held belief that the complaint made is true and has not been made either for personal gain or for any ulterior motive. iCapital will not discharge, demote, suspend, threaten, harass, or in any manner discriminate or otherwise retaliate against any employee in the terms or conditions of his employment with iCapital based upon such employee submitting in good faith any complaint hereunder. Any acts of retaliation against an Employee will be treated by iCapital as a serious violation of this policy and Code and could result in dismissal. iCapital has developed an employee handbook, provided and attested to by each employee, that describes these policies in greater detail and are available upon request. 4. CONFIDENTIALITY/PRIVACY 4.1. General Statement of Policy – Confidentiality All Supervised Persons have a duty to safeguard and treat as confidential all nonpublic information concerning the Firm, Clients of the Firm, or investors in any Clients of the Firm, and all transactions in which the Firm or its Clients are involved. This includes all information concerninga client’s financial circumstances and holdings, and advice or information furnished to a client. Moreover, Supervised Persons may only use Firm or client information within the scope of their employment

8 and accordingly, may not appropriate such information for their own use or benefit or the use or benefit of any third party. Confidential information also shall be construed to mean any information acquired from a third party pursuant to a non-disclosure (confidentiality) agreement (“NDA”) or confidentiality clausescontained in contractual arrangements with such third parties. Such NDAs or confidentiality clauses generally require the Firm to keep the other party’s confidential information in confidenceusing a reasonable degree of care, which shall be at least the same degree of care that the Firm uses to maintain its own confidential information of like importance, and to use the other party’s confidential information only to carry out its obligations and exercise its rights under the applicableagreement. Supervised Persons are encouraged and reminded to allow access to such third parties’confidential information only to those of Supervised Persons having a need to know such information. Supervised Persons also should consult a member of the compliance team if any questions arise about theterms of any NDA or the confidentiality clause of any applicable contract. 4.2. Sharing of Information Within the Firm Supervised Persons should only share client or proprietary information within the Firm with individuals who have a legitimate business need for knowing the information. In addition, Supervised Persons should not share information in violation of any information walls implemented by the Firm as a means of isolating certain kinds of sensitive information within the Firm. Supervised Persons should bring to the attention of the CCO any attempt byother Supervised Persons to solicit or obtain client or proprietary information for which they do not have alegitimate business need. The Firm has implemented an “Information Barrier Policy,” wherein iCapital has set forth the standards for appropriately maintaining Information Barriers to ensure that iCapital, its Supervised Persons, and its agents comply with applicable law concerning the misuse of material non-public information (“MNPI”) and certain other securities and commodities laws. Please refer to the Firm’s Information Barrier Policy for its components and requirements. 4.3. Sharing of Information Outside the Firm Supervised Persons should not discuss or share client or proprietary information with individuals outside the Firm, other than with parties that both have a legitimate need to know such information and have either provided a confidentially agreement that covers such information, which, in accordancewith the Firm’s policies, has been reviewed and approved by the Firm’s legal or compliance team(or outside legal counsel, as appropriate) or are themselves under a separate duty to maintain the confidentiality of the information, such as, for example, the Firm’s outside counsel or accountingfirm, or, as permitted by firm contracts, Supervised Persons of regulated entities such as prime brokers, clearing firms, issuers, or transfer agents. When any doubt exists as to the need for a confidentiality agreement, Supervised Persons should contact theFirm’s legal or compliance team or legal counsel if appropriate. 4.4. Reasonable Safeguards Supervised Persons should use special care to limit the possibility of inadvertent disclosure of client or proprietary information. Supervised Persons should:

9 (a) keep their desk and work areas clear of all confidential information when they are not present; (b) lock (via the screen or similar locking mechanism) all desktop computers, laptops, smart phones, and other such devices when unattended; (c) dispose of confidential documents by shredding them or placing them in confidential document waste bins or otherwise complying with proper document destruction procedures; (d) keep sensitive information removed from the office out of public view; (e) limit discussions of such information within the Firm to individuals who have a legitimate business need for knowing the information; (f) consider whether the use of a code name in place of a client’s name may be advisable (or contractually required) and (g) consider whether the use of a code name in place of an issuer’s name may be advisable. Supervised Persons should not: (a) leave confidential information in the open, including in a conference room, once a meeting is over; (b) discuss confidential information in places where it may be inadvertently overheard by unauthorized persons, such as in elevators, public transportation, restaurants or the like; (c) discuss confidential information while using a speaker-phone that is turned up loud enough to be overhead by visitors or unauthorized Supervised Persons Supervised Persons (e.g., Employees who are subject to an internal confidentiality screening procedure); or (d) discuss confidential information with individuals outside the Firm (including family members) except in accordance with the policy set forth above. 4.5. Reporting of Possible Confidentiality Breach Supervised Persons should promptly bring to the attention of the CCO or legal counsel (if deemed appropriate) any suspicion that an unauthorized person has obtained confidential information. 5. GIFTS AND ENTERTAINMENT 5.1. Introduction

10 It is the Firm’s policy that all Supervised Persons act in good faith and in the best interests of the Firm. Tothis end, Supervised Persons must not put themselves or the Firm in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriatenessof any interests or activities, you should contact the Compliance Department. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the Compliance Department so that a determination may be made as to whether such interest or activity should be disposed of, discontinued, or limited. 5.2. Gifts and Entertainment Policy The Firm’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.” Gifts are items (or services) of value that a Supervised Person provides to a third party(or a third party provides to a Supervised Person) where there is no business communication involved in the enjoyment of the gift. Entertainment, on the other hand, contemplates that the giver participates with the recipient in the enjoyment of the item. Entertainment is only appropriate when used to foster and promote business relationships for the Firm. Solicitation of Gifts and/or Entertainmentis unprofessional and is strictly prohibited. The Firm expects that Supervised Persons will use good business judgment when offering gifts and/or entertainment opportunities to existing or prospective customers or vendors of the Firm, or other third parties with whom the Firm has a business relationship. As gifts and entertainment are subject to both regulatory and internal Firm limitations, this policy is reasonably designed to ensure compliance with all applicable gifts and entertainment rules, to protect the Firm’s reputation and to reinforce the Firm’s professional and ethical standards. Supervised Persons may not offer a gift, entertainment opportunity or any other benefit to obtain business or gain an improper business advantage for the Firm. The mere offer of a gift or an entertainment opportunity can raise legal and regulatory issues for the Firm and its Supervised Persons , even if no benefits ultimately are provided. It is the responsibility of every Supervised Person who offers a gift or entertainment opportunity to avoid even the appearance of impropriety. Factors to consider include, but are not limited to, the nature and associated cost of the gift or entertainment opportunity (including the appropriateness of any related venue), the intended recipient or attendees, and the underlying purpose for which the gift or entertainment opportunity is being offered. Failure to abide by this policy and exercise good judgment in the provision of gifts and entertainment can have serious consequences for the Firm including, but not limited to, the violation of applicable anti-bribery laws and regulations. Such consequences range from civil and criminal liability to disqualification of the Firm from conducting business in a particular jurisdiction. Supervised Persons who violate this Policy may also be subject to internal and regulatory discipline, up to and including dismissal and other severe regulatory sanctions. 5.2.1 Scope This policy applies to all Supervised Persons and covers the following: • All gifts and entertainment opportunities offered to any party with whom the Firm has a business relationship or prospective relationship, including gifts and entertainment provided by any third party on the Firm’s behalf (e.g. those provided by an agent);

11 • Entertainment opportunities and gifts offered at Firm (or Firm-sponsored) events or conferences; and • Entertainment opportunities and gifts received by Supervised Persons , including at conferences and events sponsored by the Firm’s customers or other firms. 5.2.2 Gifts and Entertainment Limits Gifts In addition to the Firm’s general gifts policy, the Firm is subject to certain rules and regulations that govern, among other things, the allowable value of business gifts that may be given in a calendar year, including the methods by which value is calculated. • Supervised Persons may not give or receive a Gift with a value in excess of $100 to or from anyone5 with whom the Firm has, or is likely to have, business dealings, unless pre-approved by the CCO and/or Compliance Department prior to giving or approved the next business day after receiving. If a Supervised Person is unable to judge the value of a Gift that he or she receives, such Supervised Person should contact the Compliance Department for guidance. • Certain types of gifts will not be considered when calculating the $100 annual limit. In particular, the following gifts are exceptions to the annual limit requirement and do not need to be reported to the Compliance Department: • Commemorative or decorative “deal toys” (e.g., Lucites) relating to business transactions, that are solely decorative and have no functional value. If a “deal toy” has functional value, however (e.g., an iPad), then it must satisfy the $100 annual limit and be accounted for in aggregate annual limit calculations; • Token gifts with a value of $25 or less (e.g., pens, notepads, modest desk ornaments); • Promotional gifts (e.g., umbrellas, tote bags, shirts) on which the Firm’s logo is displayed in a reasonably prominent fashion and which have a value substantially below $100. • The Firm may permit a gift valued above $100 to a group as long as the gift is intended to be a group gift (i.e., not intended for an individual that is subsequently shared amongst a group), the per-person value of the gift does not exceed $100 (i.e., a gift to a group of 3 people may not exceed a $300 total value), and the equal value assigned for each recipient is considered when calculating the recipient’s $100 annual gift limit, and does not result in a breach of this limit. The Supervised Person offering the group gift must specify all of the intended individual recipients when submitting to the Gift and Entertainment Log on the Firm’s online compliance platform.6 • There may be additional exceptions to the Policy for gifts related to bereavement or personal life events. Please contact the Compliance Department to determine if an exception applies. • Under no circumstances should a Supervised Person accept a business gift of cash or a cash equivalent (including a gift certificate). Entertainment 5 Multiple gifts to the same natural person provided within the same calendar year must be aggregated in calculating the $100 annual limit, even if the gifts are made by different Supervised Persons. 6 For instance, you may offer a $300 fruit and cheese basket to a six-person client business unit, as long as you name the six people. In this example, $50 would count against the $100 annual limit for each specified recipient. Specifying the individual recipients in a pre-approval request will ensure that the Firm does not exceed the annual limit for any individual recipient.

12 • Supervised Persons may not give or accept an invitation that involves Entertainment that is excessive or not usual or customary. Entertainment is permissible if it (i) is neither so frequent nor so extensive as to raise questions of propriety; (ii) is not conditioned on a sale or sales target; and (iii) Supervised Person(s) are present for the Entertainment event. As a general matter, Entertainment with a value of $250 or greater must be reported to the Compliance Department (see Section 4.2.4). 5.2.3 Gifts and Entertainment Requiring Pre-Approval Prior to offering a gift or entertainment opportunity, Supervised Persons should determine whether pre-approval is required from the Compliance Department. The following types of gifts and entertainment expenses require pre-approval: • All gifts with a value that exceeds $100, unless subject to an exception as set forth in Section 4.2.2. 7 • Entertainment of Restricted Recipients; 8 • Entertainment that will exceed the Firm client entertainment limits of $250/person per outing (e.g., a Supervised Person and a customer are going to sporting event where the cost of the tickets exceeds the Firm limit); and • Entertainment involving non-local travel or overnight accommodations. 5.2.4 Reporting of Gifts and Entertainment Each Supervised Person must notify the Compliance Department promptly upon receiving or giving a Gift which is not otherwise clearly subject to an exception as set forth in Section 4.2.2. Each Supervised Person must notify the Compliance Department promptly upon receiving or prior to giving an invitation for Entertainment exceeding $250 per person. Each Supervised Person must enter this information into their Gift and Entertainment Log on the Firm’s online complianceplatform. Business gifts and entertainment generally are reimbursable expenses. Supervised Persons must record the full value of business entertainment or gifts provided in their reimbursement requests submitted to the Compliance Department, regardless of whether the amounts involved exceed any applicable limit for reimbursement by the Firm or if they do not plan on seeking (in full or in part) reimbursement for the expense. The Firm reserves the right to disallow gifts and entertainment expenditures that are of an irregular or extravagant nature, as well as expenses which are not in the Firm's interest or fail to comply with this policy. Even in instances where personal funds are used to pay for the gift or entertainment, Supervised Persons could still face internal, legal and regulatory 7 If the Firm concludes that an exception to the $100 limit is not appropriate, Supervised Persons generally will be required to return the gift to the giver or dispose of it in some other appropriate manner, such as donating it to a charitable organization or auctioning it off within the Firm and donating the proceeds to charity 8 For the purposes of the Firm’s Gifts and Entertainment Policy, “Restricted Recipients” include, without limitation, government officials, political figures, employees of regulators and rating agencies, employees of state-owned enterprises, ERISA fiduciaries, and U.S. Union Officials. This list is not exhaustive and should be considered a representative sample of the types of individuals that are considered Restricted Recipients. An individual’s classification as a Restricted Recipient is not always clear (e.g., an employee of state-owned academic institution would be considered a Restricted Recipient). As such, any questions as to an individual’s classification as a Restricted Recipient should be escalated to the CCO. As determined by the Compliance Department, failure to obtain pre-approval for entertainment of Restricted Recipients may constitute either a substantive violation of this policy or an regulatory issue, depending on the relevant facts and circumstances, including: (i) the cost of the entertainment; (ii) whether the entertainment may have violated applicable laws or regulations; (iii) the Restricted Recipient’s organization; (iv) the Restricted Recipient’s position; and (v) the number of prior violations attributed to the Supervised Person providing the gift or entertainment opportunity.

13 sanctions when providing a business gift or entertainment opportunity that is (or appears to be) extravagant or inappropriate in nature. Accounting for gift and entertainment expenses must be timely, complete, and accurate.9 Supervised Persons must accurately report, at a minimum, recipient or attendee names, the nature of the gift or entertainment opportunity, the location of any entertainment, as well as the total cost of the gift or entertainment. Examples of inaccurate and prohibited reporting practices may include, but are not limited to the following: • Misrepresenting the number of recipients or attendees to requests for approval of gifts and/or entertainment opportunities to reduce the per-person cost; • Misrepresenting personal expenses as customer-related expenses; • Paying in full for business gifts or entertainment opportunities from personal funds without reporting the necessary information to the Firm; and • “Topping off” or failing to report the full value of customer gift or entertainment opportunity by absorbing the excess amounts from personal funds. In the event a pre-approval was required for a Gift or Entertainment, but was not submitted in accordance with this policy, Supervised Persons will be required to create and submit to the Compliance Department, as appropriate, for post-approval. When seeking post-approval, the full value of business entertainment or gifts provided must be accurately disclosed through the request. A Supervised Person’s repeated failure to seek pre-approval (when necessary), and inappropriately rely on the submission of post-approval requests, may result in internal disciplinary actions, including retraining, restrictions on the Supervised Person’s ability to offer or receive business gifts or entertainment opportunities, and/or denial of Firm reimbursement for related expenses. A detailed log of all gifts and entertainment expenses, including required approvals (or denials) obtained, must be maintained by the Firm as a part of its books and records. The Firm’s gifts and entertainment log should be reasonably designed to allow for a review for frequency and cumulative spending. The Compliance Department will review gifts and entertainment on a quarterly basis to confirm compliance with this policy. In addition, the Compliance Department will conduct an annual review of gifts and entertainment for frequency and cumulative spending. 5.2.5 Non-Cash Compensation Non-cash compensation refers to any form of compensation received in connection with the sale and distribution of securities that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging. Supervised Persons may not directly or indirectly accept, offer, or make any payments of non-cash compensation. Any exceptions must be reviewed and approved by the CCO.10 9 Gifts and entertainment should be valued and recorded at the higher of cost or face value to the Firm. For example, tickets to sporting or other events, such as concerts and theatre events, should be valued and recorded at the higher of cost (i.e., price to purchase tickets from StubHub or another ticket vendor) or face value. The same applies to when Supervised Persons receive gifts or entertainment. 10 In reviewing exception requests, the CCO and/or the Compliance Department will determine whether the request is permitted under FINRA Rule 2341(l)(5) and/or FINRA Rule 2320(g)(4). Non-cash compensation from an offeror in the form of securities will not be accepted by the Firm or any Supervised Person.

14 5.2.6 Conferences and Events All iCapital proprietary conferences (principal, forums) should be pre-approved by the Chief Compliance Officer (CCO) and/or the Compliance Department, where the events team is involved in the planning and the cost in excesses of $250.00. To facilitate the pre-approval process the following information should be submitted in advance of the event: and before invitations are sent to prospective attendees outside of iCapital. • Principal: National initiative, multi-day program, multi-subject matter, targeting ‘high value’ clients e.g. Due Diligence Events • Forums: Regional or local initiative, half/full day program, multiple subject matter experts from iCapital e.g. Round tables, regional half day meetings, roadshows Submit via Email to CCO and/or the Compliance Department: • Name of business sponsor (business entity); • Name of Supervised Person managing the event (iCapital event manager), if applicable; • Location/venue; • Agenda should include: o proposed speakers, if applicable, including full name, title if known, company name o proposed business content, meals and entertainment • Budget to include o Estimated number of attendees (internal/external) o Estimated cost per-person expenditures for each of food, beverages, entertainment, travel and, if applicable, gifts; o Estimated external speaker fees • Proposed Attendee list: o An initial attendee list including full name, title if known, company name, e-mail address shall be provided as early in the process as practicable. o Compliance understands that the list could evolve, and names will be added throughout the process. o An attendee list will be provided one day before event and during post event reconciliation. • A copy of the proposed invitation and registration website, if applicable. 5.2.7 Labor Unions The Firm must report on Form LM-10 any payment or loan, direct or indirect, of anything of value (including reimbursed expenses), or any promise or agreement to make such payments, to any labor organization or a representative of a labor organization to the extent it exceeds $250, including entertainment expenses and gifts to a union or union-affiliated individual. Form LM-10 must be filed within 90 days after the end of the Firm’s fiscal year. 5.2.8 Charitable Gifts The Firm takes seriously the responsibility to communities where its Supervised Persons work and live. The Firm seeks to help its people fulfill the Firm’s commitment to assist those communities through financial support, volunteer endeavors, and partnerships with nonprofit organizations. The

15 Firm’s philanthropy aims to achieve maximum social impact while capitalizing on the Firm’s core competencies and assets. From time to time, the Firm may identify organizations in those communities that will benefit from the Firm’s support, and will assess recommendations of worthy nonprofits from business colleagues and customers. While the Firm welcomes these recommendations, they must be viewed in the context of the Firm’s overall strategy and within the goals and limitations of the Firm’s charitable giving initiatives. Additionally, charitable solicitations by the Firm’s business colleagues and customers can raise some of the same concerns as the giving of gifts to and entertaining of customers. Therefore, the Firm must take careful steps to ensure that contributions are made to maximize the benefit they provide to communities and not to inappropriately influence the business judgment of others. To ensure that the Firm’s charitable contributions are consistent with its own goals, this policy addresses the business-related contributions, including contributions to non-profit organizations at the request of businesses, organizations, and individuals with whom the Firm has an existing or prospective business relationship. In order to avoid exposing the Firm to potential legal and reputational risk and upsetting the balance that the Firm strives to achieve in its giving practices, all Supervised Persons must obtain pre-clearance from Compliance, if he or she wishes to make a personal charitable contribution to an organization on behalf of the Firm or in its name. Business-related charitable contributions are contributions made at the request of any party with whom the Firm has or is actively soliciting a business relationship, including clients, customers, counterparties, lenders, business partners, vendors, business or membership organizations, and their personnel and family members. Business-related charitable contributions also include contributions made at the request of government officials. Compliance is responsible for evaluating and approving all business-related charitable contributions once a request has been received by a business unit or Supervised Person . In assessing the appropriateness of the proposed charitable contribution, the approver should consider, at a minimum: • Whether the requested charitable contribution would inappropriately influence the business judgment of the party making the request. • Whether the subject organization is a qualified nonprofit organization that has received and keeps current its federal tax exempt status;11 • Whether support for the subject organization could pose reputational risk to the Firm; • Whether the respective business requestor is supportive of the organization; and • Whether the request is within Firm charitable contribution thresholds as set forth below. The Firm has established the thresholds set out below for business-related charitable contributions. Requests that exceed these thresholds will only be made on an exception basis with approval from the CCO and may need to be supported by additional documentation and/or information that support the granting of such exception. • Any single firm contribution to a single customer or customer organization relating to a single charitable event that exceeds $35,000; or 11 In order to be tax deductible, the charitable organization must meet the terms set forth in Section 501(c)(3) of the US Internal Revenue Code and have received tax exempt status from the U.S. Internal Revenue Service.

16 • Any firm contribution to a single customer or customer organization that, when aggregated with all firm contributions to that same customer or customer organization, exceeds $100,000. Personal solicitations of Firm colleagues generally are permitted if the solicitations adhere to the following guidelines: • No Supervised Person should be pressured to respond affirmatively to a solicitation or be told or given the impression that a response will potentially affect his or her career. Special care should be exercised before: § Soliciting contributions from Supervised Persons who have a direct working relationship with the solicitor; or § Soliciting contributions from Supervised Persons who are junior to the solicitor. • In general, Firm letterhead or other indicia of the Firm should not be used in a solicitation. Exceptions to this provision include: § When a Supervised Person is being honored for his or her role at the Firm; § When a Supervised Person serves as an event chairperson at the behest of the Firm; or § When explicitly soliciting support for a Firm-lead initiative, and the solicitor has received approval from the CCO to use Firm letterhead or other indicia to emphasize Firm support of the initiative. Questions as to whether soliciting particular charitable contributions is appropriate should be escalated to the CCO. 5.3 Anti-Bribery Principles and Supervision The Firm will not tolerate bribery of or by its Supervised Persons , agents or business partners. Nor will the Firm tolerate activities that raise the appearance of bribery. The Firm is committed to complying with all applicable laws and regulations designed to combat bribery and corruption, including the U.S. Foreign Corrupt Practices Act (the “FCPA”) as further described below. The payment or offer of anything of value in exchange for the award or retention of business, or to receive favored treatment is prohibited. Acceptance or requests for payment in exchange for the award or retention of business or receipt of favored treatment by Supervised Persons is similarly prohibited. The provision or exchange of gifts or lavish entertainment may be scrutinized by regulators and other authorities and can result in violations of laws, rules, and regulations. The Compliance Department is responsible for monitoring Supervised Persons’ gifts and entertainment activities, which should include, at a minimum: • Making inquiry into any activities that could potentially violate rules setting a maximum amount for gifts and entertainment; • Making inquiry into any activities that could potentially violate Firm policies prohibiting lavish, inappropriate or overly frequent entertainment; • Reviewing the offer of gifts and entertainment opportunities to Restricted Recipients; • Reviewing any gift, entertainment or expense that may potentially be viewed as a political contribution or lobbying effort; and

17 • Reviewing as necessary, but no less than annually, the Gift and Entertainment Log maintained by the Firm in order to evaluate any exceptions (or pattern of exceptions) which may be contrary to this or any related policy. The Compliance Department is responsible for investigating the above referenced activities, as well as any other gift or entertainment expense that they suspect may violate this policy or appears to be otherwise inappropriate. The CCO must take necessary action in addressing instances of supervisee non-compliance or any instances (or patterns) of offering (or accepting) gifts or entertainment opportunities to (or from) individuals that raise concerns or anti-bribery considerations. 5.3.1 Firm’s Anti-Bribery Policy It is the Firm’s “Anti-Bribery Policy” that no Supervised Person may offer payments, or anything else ofvalue, to a government official who will assist the Firm in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Firm found to be violating the Firm’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination. The Firm requires all Supervised Persons to report any suspicious activity that may violate this policy to the Compliance Department. A Supervised Person’s failure to report known or suspected violations may itselflead to disciplinary action. 5.3.2 Foreign Corrupt Practices Act The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official12 for the purpose of influencing an official act or decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises. Under the FCPA, both the Firm and its individual Supervised Persons can be criminally liable for paymentsmade to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representingthe Firm will make or offer improper payments to a foreign official. 5.3.3 FCPA Red Flags Investment advisers and broker-dealers that engage foreign agents are expected to be attuned to any “red flags” in connection with the transaction, which may include: (a) The foreign country’s reputation for corruption; (b) Requests by a foreign agent for offshore or other unusual payment methods; (c) Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA; (d) An apparent lack of qualifications; 12 A “foreign official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-ownedor controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

18 (e) Non-existent or non-transparent accounting standards; and (f) Whether the foreign agent comes recommended or “required” by a government official. Sanctions for violating the FCPA may include fines and jail terms. 5.3.4 Preclearance Requirement Any payment or anything else of value given to a foreign official must be pre-approved by the CCO. 6. OUTSIDE BUSINESS ACTIVITIES To ensure compliance with relevant regulatory requirements and mitigate potential conflicts of interest and reputational risks, the Firm requires that all Supervised Persons receive approval from the Compliance Department and his/her respective manager before committing to or commencing an Outside Business Activity (“OBA”). Supervised Persons wishing to enter into or engage in such activities must obtain the required written approval using the “Annual Outside Activity/Insider Disclosure Statement” form through the iCapital compliance program). 6.1. Outside Business Activity Definition Generally, OBAs may be categorized as either Personal Outside Business Activities or Firm-Sponsored Outside Business Activities, defined, respectively, as follows: • Personal OBAs are activities that do not relate to the Firm in which Supervised Persons engage independently and not at the request of (or as a representative of) the Firm, and: o For which a participating Supervised Person is (or anticipates being) compensated; o In which a participating Supervised Person is an employee, independent contractor, sole proprietor, officer, director, or partner; o In which a participating Supervised Person holds a position of leadership; or o Which involves a participating Supervised Person providing advice on financial and/or investment matters outside the scope of his or her responsibilities at the Firm on a formal basis. • Firm-Sponsored Outside Business Activities are activities involving a non-Firm entity/person in which or with whom a Supervised Person participates at the request or direction of the Firm. Examples of Firm-Sponsored OBAs may include, without limitation: o Serving on an industry board or committee (e.g., SIFMA); o Serving in a director or non-director role with a for-profit entity in which the Firm has made an investment; or o Serving in other similar leadership positions as a Firm representative. Pre-approval for OBA participation is required regardless of whether a business activity is categorized as personal or Firm-sponsored. Newly hired Supervised Persons who are involved in a pre-existing OBA at the time of hire must promptly request approval to continue participating in the activity.

19 6.2. Evaluating an Outside Business Activity Request When evaluating an Outside Business Activity request, the relevant manager and the Compliance Department, should consider, at a minimum, the following criteria: • Regulatory requirements and restrictions related to the proposed OBA; • The type and amount of compensation (or anticipated compensation) that the Supervised Person will receive for his or her involvement in the proposed OBA;13 • Real or potential conflicts of interest (or the appearance of any such conflicts) between the requesting Supervised Person and the Firm or its customers that may result from participation in the proposed OBA; • Real or potential reputational issues that may result from participation in the proposed OBA; • Whether the activity could be viewed by customers or the public as part of the Firm’s business based on, among other things, the nature of the proposed activity and the manner in which it will be offered; • Whether the OBA is likely to involve the participating Supervised Person providing financial and/or investment advice to the outside entity on a formal basis; • Whether and how many other Supervised Persons are involved with the outside entity; and • Real or potential interference with the requesting Supervised Person’s professional duties, including the anticipated amount of time to be dedicated to the activity. To the extent an OBA request is approved by the Compliance Department, such approval may be contingent upon additional conditions or limitations deemed appropriate. 14 Further, the Compliance Department is responsible for reviewing the OBA request to determine whether the activity properly is characterized as an Outside Business Activity as defined by FINRA Rule 3270 or whether it should be treated as a Private Securities Transaction subject to the requirements of FINRA Rule 3280. Upon approval of an OBA of a registered representative of the Firm, the CCO or his or her designee will determine whether the OBA needs to be disclosed on the individual’s Form U4. 6.3. Standard Conditions for Approved Outside Business Activities 6.3.1 Confidential, Proprietary and Sensitive Information Supervised Persons must not disclose confidential, proprietary or otherwise sensitive information about the Firm or its customers, including while participating in an approved OBA. This restriction applies regardless of whether the approved OBA is personal or Firm-sponsored in nature. If a 13 Compensation received for any Outside Business Activity must be reasonable and acceptable to the relevant DSP and the Compliance Department. The appropriateness of the amounts received may vary depending upon the role and seniority of the Supervised Person .. Compensation, generally, should not be so great as to interfere with the Registered Person’s responsibilities to the Firm. 14 The nature of certain OBAs (e.g., an OBA where an Supervised Person would have oversight, influence, review, or decision-making authority over investments and/or sitting on a Board of for-profit entity) may require the requesting Supervised Person to submit additional information on the OBA and/or subject the activity to a heightened standard of review and additional restrictions.

20 Supervised Person believes that participation in an OBA will require or may result in the disclosure of sensitive information, he or she should immediately escalate the concern to the Compliance Department. The CCO may grant exceptions to this restriction as necessary and on a case-by-case basis (e.g., for certain Firm-Sponsored OBAs). Exception requests must be submitted to the CCO in writing, and copies of such requests, including any approval or denial thereof, should be maintained by the Compliance Department as part of the Firm’s books and records. 6.3.2 Working in a Personal Capacity When engaging in personal OBAs, Supervised Persons must make it clear to the related outside entity/person that participation is being undertaken in a personal capacity and is unrelated to their role with the Firm. In addition, it should be made clear that the Firm is not responsible, in any way, for actions and/or conduct that occur in relation to participation in a personal OBA. 6.3.3 Use of the Firm’s Name With the exception of certain Firm-Sponsored OBAs, Supervised Persons may not use the Firm name or brand in connection with an OBA. However, a Supervised Person may reference the Firm in his or her biographical information as long as the reference is limited to his or her title, years of service and business unit, and does not include reference to Firm-related professional responsibilities and/or activities. Any other public reference to Firm must be pre-cleared by the Compliance Department. 6.3.4 Use of Firm Resources Supervised Persons may not offer or provide access to Firm resources, facilities or materials (e.g., offices, conference rooms, mailing or contact lists, personnel, communications systems, supplies, and/or other materials) in relation to any OBA without the written consent of the Compliance Department. This restriction applies regardless of whether the OBA is personal or Firm-sponsored in nature. 6.4. Changes in Role, Responsibilities or Compensation If the nature of a Supervised Person’s involvement in an OBA changes substantively or is terminated (e.g., a change in title, acceptance of new responsibilities, significant change in compensation amount or structure), the Supervised Person must notify the Compliance Department immediately. If a Supervised Person changes roles within the Firm, his or her new manager will be notified of the individual’s OBAs and will, as needed, consult with the Compliance Department to determine whether a re-review the Supervised Person ongoing OBAs should be initiated. If it is concluded that an ongoing OBA may raise potential conflicts or reputational issues as a result of the Supervised Person’s new position, or otherwise no longer complies with the requirements of this policy, the Supervised Person may be required to change the nature of his or her involvement or end his or her participation in the OBA. Any questions as to whether an activity falls within the scope of this policy should be escalated to the Compliance Department prior to engaging in the activity. 7. POLITICAL CONTRIBUTIONS AND PAY TO PLAY 7.1. Political Activities Requiring Pre-Approval Certain Political Activities require pre-clearance by the firm’s Compliance Department and Office of the COO, including:

21 • Making or soliciting Political Contributions in the Firm’s name or indicating Firm support or endorsement; • Solicitations in relation to a Political Activity from: o iCapital Supervised Persons; o Representatives of iCapital issuers, distributors, or other persons doing business with iCapital in relation to a Political Activity; and o Running for elective office. As a general rule, Supervised Persons seeking to run for elective office will be required to take unpaid leave during their campaign, and whether or not they can resume their position at the Firm after the campaign will depend on a variety of factors, including, among other things, whether the public office they would be assuming would create any conflicts of interest for the Firm. Supervised Persons should submit a request to the Compliance Department to receive the required approvals prior to engaging in the above Political Activities. Please note that the political contribution limits are $350 by an eligible voter to a candidate in any particular election cycle; and $150 to a candidate in an election cycle if you are not an eligible voter. An eligible voter is someone who can vote in the specific jurisdiction in which the candidate is running for office. 7.2. Introduction to Pay to Play Rule 206(4)-5 under the Advisers Act (the “RIA Pay to Play Rule”) and FINRA Rule 2030 (the “BD Pay to Play Rule”) (collectively, the “Pay to Play Rules”) restricts the Firm and its Supervised Persons from making U.S. political contributions15 that violate the Pay to Play Rule, regardless of the Supervised Person /contributor’s intent. “Pay to play” refers to an arrangement whereby an investment adviser, and/or a broker dealer, or their Supervised Person makes a political contribution or related payment to a government official to be awarded with, or afforded the opportunity to compete for, a contract to manage public pension plan and other government account assets. The restrictions on contributions and payments imposed by Pay to Play Rule can apply to the activities of individuals for the two years before they became a Supervised Person of an investment adviser. However, for Supervised Persons who are not involved in soliciting clients or investors, the pre-employment look-back period is six months instead of two years. The RIA Pay to Play Rule generally creates (i) a “two-year time-out” from receiving compensation for providing advisory services to certain state and local government entities after political contributions have been made to certain government officials, (ii) a prohibition on soliciting or coordinating certain contributions and payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities. The BD Pay to Play Rule generally creates (i) a “two-year time-out” from engaging in distribution or solicitation activities for compensation with a government entity on behalf of an investment adviser that provides or is seeking to provide investment advisory services to such government entity after political contributions have been made to certain government officials by a covered member,16 (ii) a prohibition on soliciting or coordinating certain contributions and payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities. 15 If the participating Firm Supervised Person is not US citizens or permanent residents (i.e., “Green Card” holders), he or she must not engage in any Political activities regarding U.S. elections. Any Firm Supervised Person who plans to make a Political Contribution in a country where he or she is not a citizen should consult with the Compliance Department prior to doing so. 16 Rule 2030(g)(4) defines a “covered member” to mean “any member except when that member is engaging in activities that would cause the member to be a municipal advisor as defined in Exchange Act Section 15B(e)(4), SEA Rule 15Ba1- 1(d)(1) through (4) and other rules and regulations thereunder.”

22 7.3. Firm’s Pay to Play Policy It is the Firm’s policy that contributions to candidates for a public office, a political party or a political action committee (“PAC”)17 by the Firm and its Supervised Persons are made in compliance withthe Pay to Play Rules. Any contribution18 to candidates running for U.S. state or local political office, candidates running for U.S. federal office who currently hold a U.S. state or local political office,or to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) by the Firm or its Supervised Persons must be made in compliance with applicable law. All Supervised Persons are prohibited from making a Political Contribution where the purpose is to assist the Firm in obtaining or retaining business. The Firm will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship. Supervised Persons may not seek or obtain reimbursement from the Firm for any Political Contributions, and may not use Firm resources to organize or make Political Contributions. This includes use of Firm letterhead or other indicia of the Firm, Firm lists (e.g., e-mail or voice-mail lists; customer lists), Firm email, administrative assistants, or other information obtained from a Supervised Person’s position at the Firm. 7.4. Ban on State and Local Political Contributions The Firm prohibits all Supervised Persons as well as their spouses, domestic partners and any members oftheir immediate family who reside in the same primary residence as a Supervised Person from makingany contributions to any candidate for state or local office or any organization formed for the purpose of supporting a candidate for state or local office. Under no circumstances may a Supervised Person engage in any of the foregoing activities indirectly, such as by funneling payments through third parties including, for example, attorneys, family members, friends or companies affiliated with the Firm as a means of circumventing the Pay to Play Rules. 6 This ban does not apply to contributions to candidates for federal office, unless the candidate currently holds a U.S. state or local political office. Any permitted federal political contributions mustbe pre-approved by the Compliance Department using the Firm’s online compliance system. All Supervised Persons should familiarize themselves with any applicable rules regarding personal federal Political Contribution limits. Such limits are set by federal law, and not by the Firm. It is the Supervised Person’s responsibility to know, track and remain within any such limits. 17 A political action committee is generally an organization whose purpose is to raise and distribute campaign funds to candidates seeking political office. PACs are formed by corporations, labor unions, membership organizations ortrade associations or other organizations to solicit campaign contributions from individuals and channel the resultingfunds to candidates for elective offices. 18 “Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. state, local or federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).

23 8. SUPERVISED PERSON INVESTMENT POLICY 8.1. General Policy The Firm requires that all Supervised Person investment transactions be carried out in a manner that will not create a perceived or actual conflict of interest between the Firm and its Clients. To this end, the Firm has adopted certain procedures, including trading restrictions and reporting requirements, detailed below. The principles are that (a) all Supervised Persons will need to disclose their accounts soonafter starting at the Firm or opening an account and (b) some of the accounts will need to be confirmed on a regular basis along with their holdings. 8.2. Selected Definitions for Supervised Person Investment Policy (a) “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. (b) “Covered Accounts,” as defined by FINRA Rule 3210(4), include any account introduced or carried by the Supervised Person that is held by: i. the spouse or domestic partner of the Supervised Person ; ii. a child of the Supervised Person or of the Supervised Person’s spouse or domestic partner, provided that the child resides in the same household as or is financially dependent upon the Supervised Person ; iii. any other related individual over whose account the Supervised Person has control; or iv. any other individual over whose account the Supervised Person has control and to whose financial support the Supervised Person materially contributes.19 (c) “Exempted Accounts” mean any account the CCO has determined is a Non-Discretionary Managed Account or a Non-Reportable Security Account. (d) “Immediate family member” means immediate family members “sharing the access person’s household” based on SEC guidance. This means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or domestic partner, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. (e) “IPO” means an initial public offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, 19 The Firm’s stance is that any accounts for entities in which the Supervised Person has a 25% or greater beneficial interest or exercises effective control will be considered a material contribution.

24 was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. (f) “Limited offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933. Typically including investments in private placements, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution. (g) “Non-Discretionary Managed Accounts” mean an account over which the CCO has determined that the Supervised Person or his or her immediate family members sharing the same household have no direct or indirect influence or control. These might include accounts for which a Supervised Person or his or her immediate family members sharing the same household has granted full investment discretion to an outside broker-dealer, bank, investment manager, or adviser. A “Non-Reportable Security Account” is an account which the Compliance Department has determined only holds assets or securities which are not Reportable Securities (defined below). Examples of Non-Reportable Security Accounts might include 401(k) or 529 accounts which do not have a brokerage option or permit discretionary trading. (h) “Reportable Securities” include a wide variety of investments including: stocks, bonds, options, futures, currencies, warrants, commodities and other derivative products. A Reportable Security does not include: i. direct obligations of the U.S. government; ii. Money market instruments defined as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; and iii. Shares issued by money market funds. Any Supervised Person who purchases or sells virtual currency or cryptocurrency coins or tokens that are being offered, or previous were offered, as part of an initial coin offering (“ICO”), should consult with the CCO or hisdesignee as to whether such coins or tokens would be considered Securitiesfor the purposes ofthis policy. If theCompliance Department determines, based on the structureof the ICO and relevant SEC guidance, that such coins or tokens should beconsidered Securities, the coins or tokens will be considered Reportable Securities for purposes of this policy. For the avoidance of doubt, virtual currency or cryptocurrency coins or tokens that were created outside the context of an ICO are not deemed Securities under this policy. 8.3. Covered Accounts This policy applies to all Covered Accounts of Supervised Persons. It is the Supervised Person’s responsibility to ensure family members and personsto whom the Supervised Person provides primary financial support areaware of this policy and adhere to it. The Supervised Person must report certain

25 information about immediate family membersto iCapital in the Supervised Person’s questionnaire on the iCapital complianceprogram. 8.3.1. Reporting of Covered Accounts Upon commencement of their employment, Supervised Persons are required to declare all Covered Accounts (or accounts that would be Covered Accounts unless the Compliance Department determines them to be Exempted Accounts) through the compliance system and identify any accounts as Non-Discretionary Managed Accounts or Non-Reportable Security Accounts pursuant to procedures described herein. On an annual basis thereafter, Supervised Persons must review and update their list of Covered Accounts, including any determined by the Compliance Department to be Exempted Accounts, to ensure it is accurate and provide or update any required documentation. 8.3.2. Exemption for Non-Discretionary Managed Accounts Supervised Persons who indicate that an account is a Non-Discretionary Managed Account must provide sufficient documentation to the Compliance Department to substantiate the non-discretionary basis, who will determine whether the account qualifies in his sole discretion. If the account is determined to be a Non-Discretionary Managed Account, the Supervised Person may have to sign an Affirmation of Non-Involvement attesting to not having discretion over the account. The Supervised Person must then update that documentation and re-declare the account’s status in iCapital’s compliance program on no lessthan an annual basis. Supervised Persons should be mindful to ensure they declare discretionary and non- discretionary brokerage accounts held by immediate family members sharing the same household. A Non-Discretionary Managed Account approved by the Compliance Department is deemed not to be a Covered Account for purposes of the preclearance or quarterly reporting requirements below. 8.3.3. Exemption for Non-Reportable Security Accounts Supervised Persons who indicate that an account is a Non-Reportable Security Account must provide sufficient documentation to the Compliance Department to substantiate that the account cannot hold Reportable Securities, who will determine whether the account qualifies in his sole discretion. The Supervised Person must then update that documentation and re-declare the account’s status in the complianceprogram on no less than an annual basis. A Non-Reportable Security Account approved by the Compliance Department is deemed not to be a Covered Accountfor purposes of the preclearance and quarterly reporting requirements below. 8.3.4. Exemption from Reporting on Automatic Investment Plans A Supervised Person is not required to submit an Initial or Annual Holdings Report or a Quarterly Transaction Report with respect to transactions effected pursuant to an automatic investment plan.Any investment plans or accounts that may be eligible for either of the aforementioned exceptionsshould be brought to the attention of the CCO, or a designee, who will, on a case-by-case basis, determine whether the plan or account qualifies for an exception. 8.3.5. Other Specific Account Exemptions

26 Any Supervised Person who wishes to seek an exemption of a specific account from coverage under the Code for any other reason must contact the Compliance Department for an exemption/waiver request, which may begranted or denied in the Compliance Department’s sole discretion. 8.3.6. General Oversight of Exempted Accounts On a sample basis, the Compliance Department may request reports on holdings and/or transactions made in an account subject to any exemption from reporting to identify transactions that would have been prohibited pursuant to iCapital’s Code, absent reliance on the reporting exemption. 8.4. Reporting of Supervised Person Holdings and Transactions Supervised Persons are required to periodically report their personal securities transactions and holdings to the Compliance Department. 8.4.1. Initial Holdings Report Each new Supervised Person must provide the Compliance Department with an “Initial Holdings Report” through the compliance system for Covered Accounts and Non-Discretionary Managed Accounts, as wellas with respect to any Limited Offerings. The Initial Holdings Report must be submitted within 10 days of his or her commencement of employment and the report must be current as of a date not more than 45 days prior to the individual being hired. The Initial Holdings Report must containthe following information, at a minimum, for all Reportable Securities: (a) The title and type ofsecurity (and, as applicable, the exchange tickersymbol or CUSIP number), number ofshares and principal amount of each security; (b) The name of the broker, dealer or bank, account name, number and location; and (c) The date that the Initial Holdings Report was submitted by the Supervised Person .An Initial Holdings Report is not required for a Non-Reportable Security Account. 8.4.2. Annual Holdings Report Each Supervised Person must provide the Compliance Department with an “Annual Holdings Report” through the iCapital compliance system for disclosing Covered Accounts, Non-Discretionary Managed Accounts and Non-Reportable Security Account, as well as any Limited Offerings, containing the same information required in the Initial Holdings Report as described above. The Annual Holdings Report must be submitted by February 14th of each year and must be current as of a date not more than 45 days prior to the date the Annual Holdings Report is submitted. 8.4.3. Quarterly Transaction Report Each Supervised Person must report to the Compliance Department all information contained on the “Quarterly Transaction Report” through the iCapital compliance system for all Reportable Securitiesin Covered Accounts. TheQuarterly Transaction Report must be submitted no more than 30 days after the end of each calendar quarter and must cover all transactions during the quarter and identify any newly openedCovered Accounts. Supervised Persons with no personal securities transactions during the quarter are required to submit a Quarterly Transaction Report confirming the absence of any transactions. Quarterly Transaction Reports are not required for Exempted Accounts.

8.4.4. Brokerage Statements in lieu of Report

In lieu of a Quarterly Transaction or Holdings Report, a Supervised Person may provide the Compliance Department with copies of the monthly or quarterly brokerage account statements relating to each Covered Account.Such brokerage statements must be submitted within 30 days of the end of the calendar quarter.

8.4.5. Special Exemptions from Reporting

If a Supervised Person is on a leave of absence in circumstances such as parental leave, longterm disability or leave of absence, the Supervised Person may receive a written exception from the Compliance Department that the Supervised Person does not have to complete the Annual Holdings Report and Quarterly Transaction Report requirements during the period he or she is away from the Firm. The expectation is that to the extent reasonably possible under the circumstances that exception shouldbe requested and granted prior to the Supervised Person beginning the leave of absence. The Compliance Department exception will be conditioned on the Supervised Person not having access to the Firm's operational systemsor information. Alternatively, the Supervised Person may choose to remain subject to the Annual HoldingsReport and Quarterly Transaction Report requirements and will be expected to continue to comply.

8.5. Preclearance of Certain Investments

Supervised Persons and their Related Persons[20] must obtain the CCO's or his or her designee's written preclearance to directly or indirectly acquire beneficial ownership in certain securities, including the following:

(a) securities issued in IPOs[21], and

(b) securities issued in Limited Offerings (sometimes known as privateofferings, whether an initial or a follow-on offering),

The CCO or his or her designee may require certain Supervised Persons to preclear all personal securities transactions inReportable Securities.

8.5.1. Preclearance Procedures

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[20] A Related Person includes "immediate family members," defined in the Supervised Person Investment Policy herein.

[21] Supervised Persons and Related Persons are prohibited from purchasing equity IPOs. Examples of immediate family members include parents, spouse, children, in-laws, and siblings (and anyone else to whom the Supervised Person provides material support) if (a) the Supervised Person materially supports, or receives material support from, the immediate family member; (b) an iCapital affiliate is selling the new issue to the immediate family member; or (c) if the Supervised Person has an ability to control the allocation of the new issue. This prohibition includes sales involving business development companies, direct participation programs, REITs or IPOs.

27

28 In accordance with FINRA Rule 3280, prior to participating in any private securities transactions or IPOs, Supervised Persons shall provide written notice to the Firm by submitting pre-clearance. Preclearance may be requested by submitting a form in the compliance system. Prior to giving preclearance, the Supervised Person must provide to the Compliance Department the prospectus, the private placement memoranda, subscription agreements, or any other documents pertaining to the investment requested by the Compliance Department. Any preclearance must be given in writing and once given will remain in effect for 24 hours. Where confirmations and statements or other like documents are not available from the issuer, the Supervised Person must promptly inform the Compliance Department of any changes in the investment and provide the Compliance Department with a written yearly update. 8.6. Trading Restrictions 8.6.1 The Restricted List The Compliance Department may place certain securities on a “Restricted List.” Supervised Persons are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Firm’s Restricted List for a variety of reasons including, butnot limited to: (a) The Firm is in possession of material, nonpublic information (“MNPI”) about an issuer; (b) A Firm Supervised Person is in a position, such as a member of an issuer’s board ofdirectors, that may be likely to cause the Firm or such Supervised Person to receiveMNPI; (c) The Firm has executed a non-disclosure agreement or other agreement witha specific issuer that restricts trading in that issuer’s securities; (d) A Supervised Person trading in the security may present the appearance of a conflict of interest or an actual conflict of interest; (e) An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor”, may present the appearance of a conflictof interest or an actual conflict of interest; and (f) The Compliance Department has determined it is necessary to do so. The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate. 8.6.2 Sharing in Customer Accounts Neither the Firm nor its Supervised Persons may share directly or indirectly in the profits or losses of a customer’s account. As a general policy, Supervised Persons may not participate in an account that includes customers who are not Related Persons of the Supervised Person . Supervised Persons are required to notify their respective manager and the Compliance Department in writing of any requests to share in the profits or losses of a customer account. The manager and Compliance Department will

29 review the request and determine whether a shared account is appropriate. The Supervised Person will be provided a written approval or denial of the request. The Compliance Department shall retain copies of any such requests (and any action taken in response) as a part of the Firm’s books and records. 8.6.3 Other Trading Restrictions Supervised Persons performing certain job functions may be subject to additional requirements or restrictions on the trading in their Covered Accounts, as may be determined from time to time by their respective managers and/or the Compliance Department. Affected Supervised Persons will be provided with any additional policies governing their personal transactions, as well as any necessary additional training. 8.7. Review and Retention of Reports The CCO, and/or his or her designee, shall review the holdings reports, transaction reports, and the preclearance forms to determine whether any violations of the Firm’s policies or applicable securities laws have occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the Compliance Department shall contact the responsible Supervised Person to resolve the discrepancy. If the Firm determines that a Supervised Person has violated the Code, such Supervised Person may be subject todisciplinary action or restrictions on further trading. The Compliance Department will review Personal Account trading activity for potential violations of the Firm’s policies (including the PA Trading Policy and Policy on Professional Conduct and Insider Trading), as necessary and no less than quarterly. Focus areas include, but are not limited to: (a) Review of submitted trade requests for compliance with pre-clearance requirements and other policy requirements; (b) Supervised Persons should be mindful of the volumes of trades they are executing in single-name securities, and should generally not be trading excessively in a manner that interferes with their work duties or is contrary to the principles of this Code; and/or (c) Any deviation from a Supervised Person’s normal trading activities, including but not limited to, a substantial increase in the number of trades and/or transaction sizes, a pattern of irregular trading activity, such as excessive trade cancellations/corrections, and/or a pattern of trading ahead of corporate or public announcements (whether such results in profit or loss in the account). Compliance will review any material findings with the relevant DSP(s). 8.8 Escalation of Violations and Sanctions All activity in Covered Accounts is subject to monitoring by the Compliance Department. The Firm reserves the right to direct a Supervised Person to void or reverse trades made in violation of this (or any other applicable) policy. Any losses accrued in connection with trading activity in violation of the PA Trading Policy (or any other applicable policies) will be borne by the account holder. Upon discovering a violation of the procedures contained in this Code, the Compliance Department will notify the Supervised Person’s manager and the Firm may impose sanctions as it deems appropriate.

30 Repeated or egregious violations of the Firm’s PA Trading Policy may result in the Firm, in its discretion, directing a Supervised Person to close his/her Personal Account(s). Such violations, including a Supervised Person failure to close his/her account(s) upon direction, may lead to disciplinary action, to the extent permitted by local law or regulation, up to and including termination. 8.9 Written Reports Pursuant to FINRA 3110(d) FINRA Rule 3110(d) requires BD member firms to make written reports to FINRA within ten business days of the end of each calendar quarter describing each internal investigation initiated by the BD in the previous calendar quarter pursuant to paragraph (d)(2) of FINRA Rule 3110. Generally, these reports should include, at a minimum: the BD’s identity, the commencement date of each internal investigation, the status of each open internal investigation and the resolution of any internal investigation reached during the previous calendar quarter. In addition, the reports should contain certain information with respect to each internal investigation, including, at a minimum: the identity of the Financial Instrument, trades, accounts, and Supervised Persons or Related Persons holding the Personal Account(s) or Permitted Outside Account(s) under review, as well as a copy of the Firm’s PA Trading Policy and any other applicable policies. In addition, FINRA Rule 3110(d)(3)(B) requires the Firm to make a written report to FINRA within five business days of completion of an internal investigation pursuant to paragraph (d)(2) in which it was determined that a violation of the provisions of the Exchange Act, the rules thereunder, or FINRA rules prohibiting insider trading and manipulative and deceptive devices had occurred, a written report detailing the completion of the investigation, including the results of the investigation, any internal disciplinary action taken, and any referral of the matter to FINRA, another self-regulatory organization, the SEC, or any other federal, state, or international regulatory authority. Prior to the Compliance Department making any written report to FINRA under 3110(d), the DSPs must review the written report and confirm they are satisfied that the Firm’s procedures are reasonably designed to detect violations of the rules prohibiting insider trading, manipulation, or deceptive devices in connection with any proprietary and/or personal account trades that he or she is responsible for reviewing. The DSPs must also confirm they have diligently carried out his or her related supervisory responsibilities and reported to the Compliance Department all BD and/or Supervised Person -related transactions that may have violated the rules prohibiting insider trading, manipulation or deceptive devices. 8.10 Confidentiality The CCO and any other designated compliance personnel receiving reports of a Supervised Person’s holdings and transactions under this Code will keep such reports confidential, except to the extentthat the Firm is required to disclose the contents of such reports as a matter of law or to regulators. 9. INSIDER TRADING 9.1. Introduction Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities ExchangeAct of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers, and Section 15(g) of the Exchange Act requires broker-dealers, to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of MNPI by the Firm or any of its Supervised Persons or affiliates.

31 The term “insider trading” generally means one or more of the following activities: (a) Trading while in possession of MNPI, that has been obtained from an Insider (defined below) in breach of either a duty of trust or confidence; (b) Trading while in possession of MNPI received from a Temporary Insider (defined below), where the information (i) was disclosed in violation of the Temporary Insider’s duty to keep the information confidential, or (ii) was misappropriated by the Temporary Insider; or (c) Recommending the purchase or sale of securities while in possession of MNPI. 9.2. Penalties for Insider Trading Trading securities while in possession of MNPI or improperly communicating that information to others who trade may expose a Supervised Person to stringent penalties including fines and jail terms. The SEC canalso recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit profits, and issue an order permanently barring the Supervised Person from the securities business. A Supervised Person can also be sued by investors seeking to recover damages for insider trading. In addition, any violation of the Code’s Insider Trading Policy can be expected toresult in serious sanctions by the Firm, including termination of employment. 9.3. Definitions 9.3.1. MaterialInformation Information is material if there is a substantial likelihood that a reasonable investor would considerthe information important in making an investment decision. This may include earnings information, merger and acquisition information, significant changes in assets, and significant newproducts or discoveries. 9.3.2. Nonpublic Information Information is considered nonpublic if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (e.g., The Wall Street Journal) or in a public disclosure document filed with the SEC (e.g., a Form 8K). Before it can be considered public, a sufficient period of time must elapse for the information to permeate the public channels. There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of disseminationdepends on how the information was communicated. 9.3.3. Insider and Temporary Insider The term “Insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI. This may

32 include an officer, director or Supervised Person of a company, as well as any controlling shareholder. In addition, a person can be a “Temporary Insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to such information. Temporary insiders include, among others, the Firm’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations. 9.3.4. Tipper / Tippee Liability A Supervised Person who does not trade securities but learns of MNPI from a corporate insider (or someone who has breached a duty of trust or confidence to the source of the information), and then shares the information with someone else (the “Tipper”) who trades in securities, can be liable forthe trading done by the person to whom the Supervised Person passed the information (the “Tippee”). Thus, the Tipper is subject to liability for insider trading if the Tippee trades, even if the Tipper does not. Therefore it is important never to pass on MNPI to anyone who may trade while aware of that information or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows, or should have known, that the Tipper breached aduty of trust or confidence. 9.4. Breach of Duty Insider trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an insider, the prohibition against insider trading can apply to a personeven if that person has no employment with, or connection to, the issuer of the securities that are traded. 9.5. Firm’s Insider Trading Policy The Firm’s “Insider Trading Policy” applies to every Supervised Person and extends to activitiesoutside the scope of his or her duties at the Firm. The Firm forbids any Supervised Person from engaging in any activities that would be considered illegal insider trading. Any questions regarding this Insider Trading Policy should be referred to the Compliance Department. 9.6. Insider Trading Policy Restrictions The following Insider Trading Policy restrictions are established for every Supervised Person that has MNPI. Such a Supervised Person may not: (a) Buy or sell any security (or related security) for his or her own or any related account or any account in which a Supervised Person may have any direct or indirect interest or any account of any Firm Client, or otherwise act improperly upon any MNPI in the Supervised Person’s possession obtained from any source. (b) Recommend the purchase or sale of any security to any person based upon MNPI. 9.7. Procedures Designed to Detect and Prevent Insider Trading Before trading on his or her own behalf or for others, each Supervised Person should ask himself or herself thefollowing questions regarding information in his or her possession:

33 (a) Is the information material? Is the information nonpublic? If, after consideration of the above, a Supervised Person believes that the information is material and nonpublic, or if a Supervised Person has questions as to whether the information is material and nonpublic, he or she should take the following steps: (i) Report the information and proposed trade immediately to the Compliance Department; (ii) Do not purchase or sell the securities either on behalf of himself or herself or on behalf of others; and (iii) Do not communicate the information inside or outside of the Firm, other than to the Compliance Department. (b) After the Compliance Department has reviewed the issue, the Supervised Person will be instructed either to continue the prohibitions against trading and communicationbecause the Compliance Department has determined that the information is MNPI, or he or shewill be allowed to trade the security and communicate the information. Additionally, Supervised Persons are required to disclose the existence and location of all personal tradingaccounts and to arrange for copies of all brokerage statements to be sent from the outside financialinstitution to the Firm’s Compliance Department. Such statements will be reviewed by the Compliance Department. See Section 7.4. 9.8. Compliance Responsibilities The Compliance Department will review the Firm’s Insider Trading Policy during the annual compliance training meeting to ensure that all Supervised Persons are properly trained and aware of the prohibitions on trading on MNPI. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the Firm’s senior management.The report will describe who violated the policy, how it is believed to have been violated, and provide recommendations for further action. If appropriate, the CCO will submit a report to FINRA under Section 7.8.2 of this Code of Ethics. 10. ANNUAL REVIEW BY BOARD OF REGISTERED FUND CLIENTS For the Firm RIAs, with respect to any iCapital client that is a fund registered under the 1940 Act, no less frequently than annually, the CCO and other senior management shall furnish a written report to the Board of Directors or Trustees (the “Board”) of the client, which shall: (a) describe any issues arising under the Code of Ethics or “material compliance matter,” as such term is defined at Rule 38a-1(e)(2) under the 1940 Act, not previously reported to the Trustees, including any information regarding sanctions and remedial actions taken in response thereto; (b) list all waivers given by quantity and type and describe any waivers that might be considered material or important by the Board;

34 (c) list all approvals of investments in IPOs, and Limited Offerings that were granted; (d) certify that the CCO has reviewed the Code and the compliance and supervisory policies and procedures of the investment adviser and has found that they are reasonably designed to prevent violations of the federal securities laws and of the Code itself. 11. RECORDKEEPING REQUIREMENTS The Firm, at its principal place of business, will maintain records electronically in the manner and to the extent set out below: (a) A copy of each code of ethics for the Firm that is in effect, or at any time within the past five years was in effect, will be maintained in an easily accessible place; (b) A record of any violation of the Code, and of any action taken as a result of the violation, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs, the first two years in an electronic format readily accessible to iCapital; (c) A copy of each report made by a Supervised Person as required by this Code, including any information permitted to be provided in lieu of the reports, will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an electronic format readily accessible to iCapital; (d) A record of all persons, currently or within the past five years, who are or were required to make reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place; (e) A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an initial public offering or in a limited offering, will be maintained for at least five years after the end of the fiscal year in which the approval is granted; and (f) A copy of each report provided by the CCO to a Board will be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.